UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015

DREW INDUSTRIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-13646	13-3250533

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer of incorporation)

3501 County Road 6 East, Elkhart, Indiana		46514

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(574) 535-1125

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 24, 2014, the Registrant entered into an agreement (the “Credit Agreement”) for a $75.0 million line of credit with JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A. (collectively, the “Lenders”). The Credit Agreement, which expires on January 1, 2019, provides that the maximum borrowings under the Registrant’s line of credit can be increased by $25.0 million upon approval of the Lenders. On March 3, 2015, the Registrant and the Lenders executed an Incremental Joinder Agreement to effectuate the increase in the line of credit to $100.0 million. Interest on borrowings under the line of credit is designated from time to time by the Registrant as either (i) the Prime Rate, but not less than 2.5 percent, plus additional interest up to 0.8 percent, or (ii) LIBOR plus additional interest ranging from 2.0 percent to 2.8 percent depending on the Registrant’s performance and financial condition.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1
Incremental Joinder Agreement dated as of March 3, 2015 among Lippert Components, Inc., Drew Industries Incorporated, each subsidiary of Drew Industries listed therein, the Lenders listed therein, and JPMorgan Chase Bank, N.A., individually and as Administrative Agent.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED
(Registrant)

By: /s/ Joseph S. Giordano III Joseph S. Giordano III Chief Financial Officer and Treasurer

Dated: March 6, 2015

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